Exhibit 99.1

Clearwater Paper Reports Fourth Quarter and Full Year 2015 Results

SPOKANE, Wash.--(BUSINESS WIRE)--February 10, 2016--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the fourth quarter and full year of 2015.

The company reported net sales of $431.6 million for the fourth quarter of 2015, down 8.6% compared to net sales of $472.3 million for the fourth quarter of 2014 due primarily to the sale of the company’s specialty mills in December 2014. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the fourth quarter of 2015 were $11.6 million, or $0.65 per diluted share, compared to a net loss of $27.2 million, or ($1.39) per diluted share, for the fourth quarter of 2014. Excluding $1.8 million of adjustments for non-core items, after tax, listed in the accompanying schedules, fourth quarter 2015 adjusted net earnings were $13.3 million, or $0.75 per diluted share, compared to fourth quarter 2014 adjusted net earnings of $15.0 million, or $0.77 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, was $58.2 million for the fourth quarter of 2015. Adjusted EBITDA of $58.9 million was up 8.0% compared to fourth quarter 2014 Adjusted EBITDA of $54.5 million. Excluding the specialty mills contribution to adjusted EBITDA in the fourth quarter of 2014, the increase in EBITDA and Adjusted EBITDA was due primarily to higher paperboard shipment volumes, lower manufacturing input costs and lower planned maintenance, all of which were partially offset by lower paperboard pricing and increases in wages and benefits.

“We delivered solid performance in 2015 with $211 million of Adjusted EBITDA,” said Linda Massman, president and chief executive officer. “These results were achieved by aggressively managing costs and driving operational efficiencies throughout our manufacturing and distribution network, in a year that included planned major maintenance and no sales from the specialty mills."

“Our 2016 priorities are a continued focus on optimizing efficiency in the tissue business and expanding our customer mix for paperboard while leveraging our investments to improve operations, investing in our team and exceeding customer expectations,” said Massman.

On December 15, 2015, the company announced that the Board of Directors had approved a new stock repurchase program authorizing the repurchase of up to $100.0 million of the company’s common stock.

FOURTH QUARTER 2015 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $238.3 million for the fourth quarter of 2015, 18.3% lower than fourth quarter 2014 segment net sales of $291.6 million. This decrease was primarily due to the sale of the specialty mills in December 2014.

The segment had operating income of $10.8 million compared to an operating loss of $30.7 million in the fourth quarter of 2014, which included a $40.2 million loss on the sale of the specialty mills. Adjusted operating income of $11.5 million for the fourth quarter of 2015 was down $1.8 million compared to $13.3 million for the prior year period, after adjusting for pre-tax non-core items, listed in the accompanying schedules, in the fourth quarters of 2015 and 2014. Adjusted operating margin improved slightly to 4.8% in the fourth quarter, up from 4.6% for the same period in 2014.

  Total tissue sales volumes of 96,081 tons in the fourth quarter of 2015 were down 26.2% and converted product cases shipped were 12,624 million, down 7.2% compared to the fourth quarter of 2014 primarily due to the sale of the specialty mills.
  Average net selling prices increased 10.8% to $2,479 per ton in the fourth quarter of 2015, compared to the fourth quarter of 2014, due to improved product mix resulting from the sale of the specialty mills.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $193.3 million for the fourth quarter of 2015, up 6.5% compared to fourth quarter 2014 net sales of $180.7 million. The increase was primarily due to customer inventory restocking and the absence of labor issues at West Coast shipping ports that occurred in the fourth quarter of 2014. Operating income for the quarter increased $11.3 million or 40.2% to $39.5 million, compared to $28.2 million for the fourth quarter of 2014. Adjusted operating income of $39.6 million for the fourth quarter of 2015 was up $8.4 million or 26.9% from the same period in 2014 after adjusting for pre-tax non-core items listed in the accompanying schedules.

  Paperboard sales volumes increased 14.2% to 201,580 tons in the fourth quarter of 2015, compared to 176,467 tons in the fourth quarter of 2014.
  Paperboard net selling prices decreased 6.0% to $956 per ton compared to the fourth quarter of 2014 as a result of price decreases in commodity grade solid bleached sulfate, or SBS, during the second half of 2015.

Taxes

The company’s GAAP tax rate for the fourth quarter of 2015 was 59.5%, compared to 5.1% in the fourth quarter of 2014. The fourth quarter tax rate was negatively impacted 21.1% by a number of discrete items, including a decrease in the value of foreign tax credits due to logistical changes in foreign shipments, a decrease in the value of state tax credits and a reduction in the benefit from the manufacturing deduction due to the passage of the tax extenders law in December 2015, and tax provision to tax return adjustments related to prior year state returns filed or amended in the fourth quarter. The annual tax rate for 2015 on an adjusted basis was 37.9%. On an adjusted basis, the fourth quarter 2015 tax rate was 54.4% compared to 34.2% for the fourth quarter of 2014.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents certain non-GAAP financial information for the fourth quarters of 2015 and 2014, including adjusted net earnings, adjusted net earnings per diluted share, EBITDA, Adjusted EBITDA, adjusted operating income, adjusted operating margin, and adjusted tax rate. Because these amounts are not in accordance with GAAP, reconciliations to operating income, net earnings (loss) and net earnings (loss) per diluted share as determined in accordance with GAAP are included at the end of this press release. The company presents these non-GAAP amounts because management believes they assist investors and analysts in comparing the company’s performance across reporting periods on a consistent basis by excluding items that the company believes are not indicative of its core operating performance.

WEBCAST INFORMATION

Clearwater Paper Corporation will discuss these results during an earnings conference call that begins at 2:00 p.m. Pacific Time today. A live webcast and accompanying supplemental information, which provide certain outlook information, will be available on the company’s website at http://ir.clearwaterpaper.com. A replay of today’s conference call will be available on the website at http://ir.clearwaterpaper.com/results.cfm beginning at 5:00 p.m. Pacific Time today.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, bleached paperboard and pulp at manufacturing facilities across the nation. The company is a premier supplier of private label tissue to major retailers and wholesale distributors, including grocery, drug, mass merchants and discount stores. In addition, the company produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, as to 2016 priorities, efficiency optimization, customer mix, investments, operations and operational efficiencies and customer expectations. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, competitive pricing pressures for the company’s products, including as a result of increased capacity as additional manufacturing facilities are operated by the company’s competitors; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; customer acceptance, timing and quantity of purchases of the company’s tissue products; changes in customer product preferences and competitors’ product offerings; the loss of or changes in prices in regards to a significant customer; announced price increases may not be accepted in whole or part; changes in transportation costs and disruptions in transportation services; manufacturing or operating disruptions, including IT system failures, equipment malfunction and damage to the company’s manufacturing facilities; changes in the cost and availability of wood fiber and wood pulp; cyclical industry conditions; labor disruptions; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; environmental liabilities or expenditures; changes in expenses and required contributions associated with the company’s pension plans; reliance on a limited number of third-party suppliers for raw materials; inability to successfully implement the company’s operational efficiencies and expansion strategies; and other risks and uncertainties described from time to time in the company’s public filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements based on new developments or changes in the company’s expectations.

For additional information on Clearwater Paper, please visit the company’s website at www.clearwaterpaper.com.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2015		2014		2015		2014
Net sales	$431,595	100%	$472,318	100%	$1,752,401	100%	$1,967,139	100%
Costs and expenses:
Cost of sales	(364,778)	85%	(413,643)	88%	(1,512,849)	86%	(1,708,840)	87%
Selling, general and administrative expenses	(30,308)	7%	(33,206)	7%	(117,149)	7%	(130,102)	7%
(Loss) gain on divested assets	(195)	—%	(40,159)	9%	1,267	—%	(40,159)	2%
Impairment of assets	—	—%	(3,078)	1%	—	—%	(8,227)	—%
Total operating costs and expenses	(395,281)	92%	(490,086)	104%	(1,628,731)	93%	(1,887,328)	96%
Income (loss) from operations	36,314	8%	(17,768)	4%	123,670	7%	79,811	4%
Interest expense, net	(7,744)	2%	(8,158)	2%	(31,182)	2%	(39,150)	2%
Debt retirement costs	—	—%	—	—%	—	—%	(24,420)	1%
Earnings (loss) before income taxes	28,570	7%	(25,926)	5%	92,488	5%	16,241	1%
Income tax provision	(17,005)	4%	(1,321)	—%	(36,505)	2%	(18,556)	1%
Net earnings (loss)	$11,565	3%	$(27,247)	6%	$55,983	3%	$(2,315)	—%
Net earnings (loss) per common share:
Basic	$0.65		$(1.39)		$2.98		(0.11)
Diluted	0.65		(1.39)		2.97		(0.11)
Average shares outstanding (in thousands):
Basic	17,800		19,565		18,762		20,130
Diluted	17,891		19,565		18,820		20,130

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash	$5,610	$27,331
Restricted cash	2,270	1,500
Short-term investments	250	50,000
Receivables, net	139,052	133,914
Taxes receivable	14,851	1,255
Inventories	255,573	286,626
Deferred tax assets[1]	—	21,760
Other current assets[2]	9,331	3,424
Total current assets	426,937	525,810
Property, plant and equipment, net	866,538	810,987
Goodwill	209,087	209,087
Intangible assets, net	19,990	24,956
Pension assets	596	4,738
Other assets, net[2]	4,221	3,571
TOTAL ASSETS	$1,527,369	$1,579,149

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$220,368	$215,826
Current liability for pensions and other postretirement employee benefits	7,559	7,915
Total current liabilities	227,927	223,741
Long-term debt[2]	568,987	568,221
Liability for pensions and other postretirement employee benefits	89,057	118,464
Other long-term obligations	46,738	56,856
Accrued taxes	1,676	2,696
Deferred tax liabilities	118,118	111,634
Stockholders' equity, excluding accumulated other comprehensive loss, net of tax	530,414	568,400
Accumulated other comprehensive loss, net of tax	(55,548)	(70,863)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,527,369	$1,579,149

[1]	Current deferred tax assets were classified as noncurrent in 2015 due to the adoption of ASU 2015-17.
[2]	Due to the adoption of ASU 2015-03, debt issuance costs in 2014 were reclassified to conform with the 2015 presentation.

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	Twelve Months Ended December 31,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$55,983	$(2,315)
Adjustments to reconcile net earnings (loss) to net cash flows from operating activities:
Depreciation and amortization	84,732	90,145
Equity-based compensation expense	4,557	12,790
Impairment of assets	—	8,227
Deferred tax provision	16,081	13,813
Employee benefit plans	3,011	2,115
Deferred issuance costs and discounts on long-term debt	928	6,141
Loss on divestiture of assets	—	29,059
Disposal of plant and equipment, net	1,492	959
Non-cash adjustments to unrecognized taxes	(1,020)	328
Changes in working capital, net	14,841	(12,248)
Changes in taxes receivable, net	(13,596)	9,248
Excess tax benefits from equity-based payment arrangements	(1,433)	(864)
Funding of qualified pension plans	(3,179)	(16,955)
Other, net	(2,722)	(1,343)
Net cash flows from operating activities	159,675	139,100

CASH FLOWS FROM INVESTING ACTIVITIES
Changes in short-term investments, net	49,750	20,000
Additions to plant and equipment	(128,902)	(93,028)
Net proceeds from divested assets	—	107,740
Proceeds from sale of assets	604	975
Net cash flows from investing activities	(78,548)	35,687

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	—	300,000
Repayment of long-term debt	—	(375,000)
Purchase of treasury stock	(99,990)	(100,000)
Payments for long-term debt issuance costs	—	(3,002)
Payment of tax withholdings on equity-based payment arrangements	(4,152)	(1,523)
Excess tax benefits from equity-based payment arrangements	1,433	864
Other, net	(139)	7,530
Net cash flows from financing activities	(102,848)	(171,131)
(Decrease) increase in cash	(21,721)	3,656
Cash at beginning of period	27,331	23,675
Cash at end of period	$5,610	$27,331

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2015		2014		2015		2014
Segment net sales:
Consumer Products	$238,288	55%	$291,643	62%	$959,894	55%	$1,183,385	60%
Pulp and Paperboard	193,307	45%	180,675	38%	792,507	45%	783,754	40%
Total segment net sales	$431,595	100%	$472,318	100%	$1,752,401	100%	$1,967,139	100%

Operating income (loss):
Consumer Products	$10,951	30%	$9,414	53%	$54,437	44%	$34,131	43%
(Loss) gain on divested assets	(195)	1%	(40,159)	226%	1,267	1%	(40,159)	50%
Pulp and Paperboard	39,467	109%	28,158	158%	120,861	98%	144,171	181%
	50,223		(2,587)		176,565		138,143
Corporate	(13,909)	38%	(15,181)	85%	(52,895)	43%	(58,332)	73%
Income (loss) from operations	$36,314	100%	$(17,768)	100%	$123,670	100%	$79,811	100%

Clearwater Paper Corporation
Reconciliation of Consolidated Net Earnings to EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net earnings (loss)	$11,565	$(27,247)	$55,983	$(2,315)
Add back:
Interest expense, net[1]	7,744	8,158	31,182	63,570
Income tax provision	17,005	1,321	36,505	18,556
Depreciation and amortization expense	21,888	23,606	84,732	90,145
EBITDA[2]	$58,202	$5,838	$208,402	$169,956

Directors' equity-based compensation (benefit) expense	$(232)	$2,010	$(4,073)	$4,606
Costs associated with Long Island facility closure	446	3,771	2,463	18,813
Legal expenses and settlement costs	—	—	1,972	—
Costs associated with labor agreement	—	—	1,730	—
Reorganization related expenses	285	—	1,470	—
Loss (gain) associated with optimization and sale of the specialty mills	195	39,735	(1,267)	40,801
Costs associated with Thomaston facility closure	—	91	—	1,257
Loss on impairment of Clearwater Fiber intangible asset	—	3,078	—	3,078
Adjusted EBITDA[3]	$58,896	$54,523	$210,697	$238,511

[1]	Interest expense, net for the twelve months ended December 31, 2014 includes debt retirement costs of $24.4 million.

[2]	EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[3]	Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

GAAP net earnings (loss)	$11,565	$(27,247)	$55,983	$(2,315)
Special items, after-tax[1]:
Directors' equity-based compensation (benefit) expense	(155)	1,322	(2,785)	2,981
Costs associated with Long Island facility closure	299	2,480	1,683	12,136
Legal expenses and settlement costs	—	—	1,346	—
Costs associated with labor agreement	—	—	1,197	—
Reorganization related expenses	191	—	1,000	—
Loss (gain) associated with optimization and sale of the specialty mills	131	36,338	(872)	37,027
Discrete tax items related to foreign tax credits	1,309	—	1,309	—
Debt retirement costs	—	—	—	15,777
Costs associated with Thomaston facility closure	—	60	—	809
Loss on impairment of Clearwater Fiber intangible asset	—	2,024	—	2,024
Discrete tax items related to New York	—	—	—	1,388
Adjusted net earnings[2]	$13,340	$14,977	$58,861	$69,827

GAAP net earnings (loss) per diluted share	$0.65	$(1.39)	$2.97	$(0.11)
Special items, after-tax[1]:
Directors' equity-based compensation (benefit) expense	(0.01)	0.07	(0.15)	0.15
Costs associated with Long Island facility closure	0.02	0.13	0.09	0.60
Legal expenses and settlement costs	—	—	0.07	—
Costs associated with labor agreement	—	—	0.06	—
Reorganization related expenses	0.01	—	0.05	—
Loss (gain) associated with optimization and sale of the specialty mills	0.01	1.86	(0.05)	1.84
Discrete tax items related to foreign tax credits	0.07	—	0.07	—
Debt retirement costs	—	—	—	0.78
Costs associated with Thomaston facility closure	—	—	—	0.04
Loss on impairment of Clearwater Fiber intangible asset	—	0.10	—	0.10
Discrete tax items related to New York	—	—	—	0.07
Adjusted net earnings per diluted share[2]	$0.75	$0.77	$3.13	$3.47

[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.

[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Consumer Products:
Net sales	$238,288	$291,643	$959,894	$1,183,385
GAAP operating income (loss)	10,756	(30,745)	55,704	(6,028)
Costs associated with Long Island facility closure	446	3,771	2,463	18,813
Costs associated with labor agreement	—	—	814	—
Reorganization related expenses	62	—	556	—
Loss (gain) associated with optimization and sale of the specialty mills	195	40,222	(1,267)	40,801
Costs associated with Thomaston facility closure	—	91	—	1,257
Adjusted Consumer Products operating income[1]	$11,459	$13,339	$58,270	$54,843
Consumer Products operating margin	4.5%	(10.5)%	5.8%	(0.5)%
Adjusted Consumer Products operating margin[2]	4.8%	4.6%	6.1%	4.6%

Pulp and Paperboard:
Net sales	$193,307	$180,675	$792,507	$783,754
GAAP operating income	39,467	28,158	120,861	144,171
Costs associated with labor agreement	—	—	916	—
Reorganization related expenses	180	—	419	—
Loss on impairment of Clearwater Fiber intangible asset	—	3,078	—	3,078
Adjusted Pulp and Paperboard operating income[1]	$39,647	$31,236	$122,196	$147,249
Pulp and Paperboard operating margin	20.4%	15.6%	15.3%	18.4%
Adjusted Pulp and Paperboard operating margin[2]	20.5%	17.3%	15.4%	18.8%

[1]	Adjusted operating income excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

[2]	Adjusted operating margin is defined as Adjusted operating income divided by Net sales.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Unaudited (Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

GAAP income tax provision	$(17,005)	$(1,321)	$(36,505)	$(18,556)
Special items, after-tax:
Directors' equity-based compensation benefit (expense)	77	(688)	1,288	(1,625)
Costs associated with Long Island facility closure	(147)	(1,291)	(780)	(6,677)
Legal expenses and settlement costs	—	—	(626)	—
Costs associated with labor agreement	—	—	(533)	—
Reorganization related expenses	(94)	—	(470)	—
(Loss) gain associated with optimization and sale of the specialty mills	(64)	(3,397)	395	(3,774)
Discrete tax items related to foreign tax credits	1,309	—	1,309	—
Debt retirement costs	—	—	—	(8,643)
Costs associated with Thomaston facility closure	—	(31)	—	(448)
Loss on impairment of Clearwater Fiber intangible asset	—	(1,054)	—	(1,054)
Discrete tax items related to New York	—	—	—	1,388
Adjusted income tax provision[1]	$(15,924)	$(7,782)	$(35,922)	$(39,389)
Adjusted income tax provision rate[1,2]	54.4%	34.2%	37.9%	36.1%

[1]	Adjusted income tax provision and Adjusted income tax provision rate exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

[2]	The Adjusted income tax provision rate is defined as [Adjusted income tax provision / (Adjusted income tax provision + Adjusted net earnings)].

CONTACT:
Clearwater Paper Corporation
News media:
Matt Van Vleet, 509.344.5912
or
Investors:
Robin S. Yim, 509.344.5906